UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2023

StoneBridge Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40613	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center

Suite 8500

New York, NY 10007

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 314-3555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one Redeemable Warrant	APACU	The Nasdaq Stock Market LLC

Class A ordinary shares par value $0.0001 per share	APAC	The Nasdaq Stock Market LLC

Warrants, each exercisable for one Class A ordinary share for $11.50 per share	APACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 19, 2023, StoneBridge Acquisition Corporation, a Cayman Islands exempted company, limited by shares (the “Company” or “StoneBridge”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), at which holders of 6,660,948 ordinary shares, comprised of 1,660,948 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and 5,000,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares,” together with Class A Ordinary Shares, the “Ordinary Shares”), were present in person or by proxy, representing approximately 83.14% of the voting power of the 8,011,425 issued and outstanding Ordinary Shares of StoneBridge (the “Outstanding Shares”) entitled to vote at the Extraordinary General Meeting as of the close of business on June 29, 2023, which was the record date for the Extraordinary General Meeting.

In connection with the Extraordinary General Meeting, shareholders properly elected to redeem an aggregate of 585,456 Class A Ordinary Shares at a redemption price of approximately $10.92 per share (the “Redemption”), for an aggregate redemption amount of approximately $6,395,800.02. Following such redemptions, approximately $26,502,440.08 will remain in the StoneBridge trust account (the “Trust Account”), not including the Extension Payment of $60,649.23 made by the Sponsor, as described below.

At the Extraordinary General Meeting, the Company’s shareholders approved the proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Extension Amendment”) to give the Company the right to extend the date by which it has to consummate a business combination from July 20, 2023 up to 6 times for an additional one (1) month each time up to January 20, 2024 (i.e., for a period of time ending up to 30 months after the consummation of its initial public offering) (such proposal, the “Extension Amendment Proposal”).

The following is a tabulation of the votes with respect to the Extension Amendment Proposal, which was approved by the Company’s shareholders:

Ordinary Shares Votes For	Ordinary Shares Votes Against	Ordinary Shares Abstentions
6,660,946	2	0

A copy of the Extension Amendment as adopted on July 19, 2023 by special resolution of the shareholders is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

As a result of the approval of the Extension Amendment Proposal, the Company’s sponsor (or one or more of its affiliates or third-party designees) (the “Sponsor”) has made a deposit (the “Extension Payment”) into the Trust Account in the amount of $60,649.23 which was equal to $0.025 for each Class A Ordinary Share outstanding after giving effect to the Redemption, in exchange for a non-interest bearing, unsecured promissory note issued by StoneBridge to the Sponsor that will not be repaid in the event that the Company is unable to close a business combination unless there are funds available outside the Trust Account to do so.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of StoneBridge Acquisition Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StoneBridge Acquisition Corporation

By:	/s/ Bhargava Marepally
Name:	Bhargava Marepally
Title:	Chief Executive Officer

Date: July 24, 2023